SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              TRAILER BRIDGE, INC.
                (Name of Registrant as Specified in Its Charter)

                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     ___________________________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
     ___________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ___________________________________________________________________________
(4)  Proposed maximum aggregate value of transaction:
     ___________________________________________________________________________
(5)  Total Fee Paid:
     ___________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
     ___________________________________________________________________________
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     ___________________________________________________________________________
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     ___________________________________________________________________________
(4)  Date filed:
     ___________________________________________________________________________

                              TRAILER BRIDGE, INC.


                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Trailer Bridge, Inc.:

         The annual meeting of Stockholders of Trailer Bridge, Inc., a Delaware corporation (the "Company"), will be held at the Company's facility at 10405 New Berlin Road East, Jacksonville, Florida 32226 at 10:00 A.M. Jacksonville time on Wednesday, May 26, 2004 for the following purposes:

         (1) To elect nine directors of the Company to hold office until the next annual meeting of stockholders; and

         (2) To transact such other business as may properly be presented at the annual meeting or any adjournment thereof.

         A proxy statement with respect to the annual meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders for the year ended December 31, 2003 also accompanies this Notice.

         The Board of Directors has fixed the close of business on April 12, 2004, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date. Each holder of shares of the Company's Series A Preferred Stock is entitled to 35.52 votes for each share of Series A Preferred Stock held on the record date.

                                        By order of the Board of Directors,


                                        WILLIAM G. GOTIMER, JR.
                                        Executive Vice President,
                                        General Counsel and Secretary

Jacksonville, Florida
May 3, 2004


                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
               RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                 OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                              TRAILER BRIDGE, INC.
                           10405 NEW BERLIN ROAD EAST
                           JACKSONVILLE, FLORIDA 32226

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2004 annual meeting of Stockholders of the Company to be held on Wednesday, May 26, 2004, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about May 3, 2004.

         The Company's common stock, $.01 par value (the "Common Stock") is the only issued and outstanding class of common stock. There are 19,550 outstanding shares of Series A Preferred Stock entitled to 35.52 votes per share and 24,000 outstanding shares of Series B Preferred Stock that do not have voting rights. Only stockholders of record at the close of business on April 12, 2004 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 9,791,912 shares of Common Stock outstanding and entitled to vote and 19,550 shares of Series A Preferred Stock outstanding and entitled to 35.52 votes per share.

                          VOTING RIGHTS AND PROCEDURES

         Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

         Each share of Common Stock is entitled to one (1) vote and each share of the Company's Series A Preferred Stock is entitled to 35.52 votes. The Common Stock and the Series A Preferred Stock vote as a single class. The holders of shares having a majority of the votes that could be cast by the holders of all shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not present or represented at the Annual Meeting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter.

         The Estate of Malcom P. McLean owns 4,945,500 shares of Common Stock and all 19,550 outstanding shares of Series A Preferred Stock. Consequently, the Estate controls approximately 53.8% of the voting power of the Company on all matters presented for stockholder action. The Estate of M. P. McLean has indicated it will vote in favor of all nominated directors. Upon conversion of the Series A Preferred Stock the Estate of Malcom P. McLean would control approximately 58.8% of the vote.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

         The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2004 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Common Stock having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Jacksonville.

         The Company does not have a formal policy requiring directors to attend annual meetings, which typically are held on the date of a regularly scheduled board meeting. Four directors attended the 2003 annual meeting.



                              ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently nine. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

         The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director serves as a director of the Company as of the date of this Proxy Statement. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors.

         The Company is a controlled company, as defined by Nasdaq, because shares with more than 50% of the voting power of the Company are beneficially owned by the Estate of Malcom P. McLean. As the Company's majority stockholder, the Estate has the legal right under Delaware law to elect the Company's Board of Directors and control key decisions by reason of its stock ownership. Accordingly, the Company is relying on the controlled company exception and does not have a majority of independent directors, as defined by Nasdaq. The Board of Directors has determined that Nickel van Reesema, Peter Shaerf and Allen L. Stevens, each of whom is standing for re-election at the Annual Meeting, qualify as an independent directors, as defined by Nasdaq.

                       Nominees for Election as Directors

                                          Business Experience During the
         Name               Age       Past Five Years and Other Information
         ----               ---       -------------------------------------

William G. Gotimer, Jr.     44     Mr. Gotimer, a director since June 2001, was
                                   appointed Executive Vice President in April
                                   2003 and has served as General Counsel since
                                   1991. Mr. Gotimer also acts as legal counsel on certain matters for the Estate of Malcom
                                   P. McLean, including General Counsel for
                                   Kadampanattu Corp. He is also a director and vice president of Kadampanattu Corp. His previous experience includes legal counsel with British Airways, Plc., Pan American
                                   World Airways and McLean Industries.  Mr.
                                   Gotimer has an L.L.M. degree in Taxation from New York University School of Law and both a
                                   JD and BS degree in accounting from St.
                                   John's University.

Artis E. James              57     Mr. James, a director since September 1997,
                                   is the President and Chief Executive Officer of Purcell Co., Inc., a real estate development company with properties in the southeastern U.S. Mr. James has held that position since 1979. Purcell Co., Inc. is a subsidiary of a company of which the Estate of Malcom P. McLean is the majority stockholder.

John D. McCown              49     Mr. McCown, a director since April 1991, has
                                   served as the Chairman of the Board and Chief
                                   Executive Officer since November 1995.  From
                                   July 1992 to November 1995, Mr. McCown was
                                   Vice President of the Company. In addition to his role at Trailer Bridge, he is President and Chief Executive Officer of
                                   Kadampanattu Corp.  Mr. McCown worked for
                                   Malcom P. McLean in various capacities since
                                   1980 and is currently co-executor of his Estate. Mr. McCown is a graduate of Harvard
                                   Business School (MBA, 1980) and  Louisiana
                                   State University (BBA, 1975). Mr. McCown currently serves as a director of Firstmark
                                   Corporation, an aerospace company in Durham, North Carolina.

Malcom P. McLean Jr.(1)     52     Mr. McLean a director since May 2002, was
                                   originally appointed to represent the Estate of Malcom P. McLean's interest and is President of MPM Properties, Inc., a commercial real estate development company in Alabama. Since 1987, he has owned and managed various businesses in the restaurant and real estate field. From 1978 to 1986, Mr.
                                   McLean worked in various capacities at U.S.
                                   Lines, Inc., a large international container shipping company, where he was President from 1984 to 1986. Mr. McLean is the son of the late founder of Trailer Bridge and the brother-in-law of Greggory B. Mendenhall. He is also a director of Kadampanattu Corp.

                                          Business Experience During the
         Name               Age       Past Five Years and Other Information
         ----               ---       -------------------------------------

Greggory B. Mendenhall(1)   59     Mr. Mendenhall, a director since May 2002,
                                   was originally appointed to represent the Estate of Malcom P. McLean's interest and is special counsel with the law firm of Sheppard, Mullin, Richter & Hampton LLP.
                                   Prior to 2003 he was managing partner of the New York office of Schnader Harrison Segal &
                                   Lewis LLP, where he had practiced law for more than five years. Mr. Mendenhall has a JD from The George Washington University
                                   Law School and a BA from Brigham Young
                                   University. Mr. Mendenhall's spouse is a director of Kadampanattu Corp.

F. Duffield Meyercord       57     Mr. Meyercord, a director since May 2002, is
                                   co-executor of the Estate of Malcom P. McLean
                                   (see "Ownership of the Capital Stock of the Company") and was originally appointed to represent the Estate's interest. Mr.
                                   Meyercord has been a Partner and Managing
                                   Director of Carl Marks Consulting Group for more than five years and has served as interim Chief Executive Officer of NES Rental
                                   Holdings Inc. since February 2004. Mr.
                                   Meyercord currently serves as a director of Peapack Gladstone Financial Corporation and
                                   Programmer's Paradise, Inc..

Peter S. Shaerf             50     Mr. Shaerf, a director since April 19, 2002,
                                   is a Senior Vice President of American Marine
                                   Advisors, Inc., an investment bank
                                   specializing in the maritime industry. From
                                   1998 until April 2002, Mr. Shaerf was
                                   Managing Director of Poseidon Capital Corp., an independent maritime consulting and investment company. Since 1980, he has been a partner of The Commonwealth Group, a brokerage and consulting company that specializes in the liner shipping industry.
                                   Mr. Shaerf currently serves as a director of MC Shipping, Inc. (AMEX), General Maritime
                                   Corp (NYSE) and TBS International. Mr. Shaerf serves on both the Compensation and Audit
                                   Committees.

                                          Business Experience During the
         Name               Age       Past Five Years and Other Information
         ----               ---       -------------------------------------

Allen L. Stevens            60     Mr. Stevens, a director since May 2002, is
                                   President of Stevens Industries, Inc., a company with interests in Great Lakes shipping, grain cargo handling and real estate. Mr. Stevens has been involved in the maritime industry for over 30 years, initially in the financial planning area at Sea-Land Service and subsequently as the Chief Financial Officer and board member at McLean Industries, Inc., a large holding company with interests in container shipping and real estate. He is a graduate of the University of Michigan and Harvard Law
                                   School. Mr. Stevens also serves as a partner of Club Quarters, an urban business hotel entity he helped co-found. Mr. Stevens serves on both the Compensation and Audit
                                   Committees.


Nickel van Reesema          54     Mr. van Reesema, a director since June 2001,
                                   is the President and principal owner of
                                   Strong Vessel Operators, LLC, formerly Van
                                   Ommeren Shipping (USA) LLC, a U.S. flag ship owning company based in Stamford,
                                   Connecticut. Mr. van Reesema joined Royal Van
                                   Ommeren in The Netherlands in 1973 and became
                                   President of its U.S. subsidiary in 1979. He became a U.S. citizen in 1989 and with other management purchased VOSUSA in 1997. Mr. van
                                   Reesema serves on both the Compensation and Audit Committees.

----------------------------------------

(1)      Mr. Mendenhall and Mr. McLean are brothers-in-law.

         The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

        NAME                  AGE                    POSITION
        ----                  ---                    --------

John D. McCown                49     Chairman of the Board and Chief Executive
                                     Officer

Ralph W. Heim                 57     President and Chief Operating Officer

William G. Gotimer, Jr.       44     Executive Vice President, Secretary and
                                     General Counsel

David A. Miskowiec            56     Vice President of Sales

J. Edward Morley              56     Vice President of Operations

Mark A. Tanner                52     Vice President of Administration and Chief
                                     Financial Officer

Robert van Dijk               57     Vice President of Pricing

         Mr. Heim has served as President since November 1995 and Chief Operating Officer since January 1992. From May 1991 until November 1995, Mr. Heim served as Vice President of the Company. Prior to joining Trailer Bridge in 1991, Mr. Heim worked at Crowley Maritime Corporation for five years in various operating capacities primarily related to its Puerto Rico service. His other transportation experience includes more than 15 years with Sea-Land, Puerto Rico Marine Management and U.S. Lines in diverse domestic and international assignments. Mr. Heim graduated from Jacksonville University with a B.S. in Business Management.

         Mr. Miskowiec has served as Vice President of Sales since November 1998. Prior to joining Trailer Bridge in 1997, Mr. Miskowiec worked at Crowley American Transport where he held a variety of sales and management positions. From 1994 until 1997 he served as Director of Corporate Accounts, Director of Puerto Rico Trade and Area Manager Commodity Sales for Crowley American Transport. Mr. Miskowiec graduated from the University of Minnesota with a B.A. in Political Science.

         Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley was with Sea-Land where he was responsible for operations in Puerto Rico from 1990 to 1991. Mr. Morley's overall transportation experience with major container transportation companies spans over 25 years.

         Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime Corporation where he was Manager of Analysis and Statistics for four years. His prior experience includes three years as

Manager of Corporate Planning for The Charter Company, which was a Jacksonville based $5 billion publicly-held company, and five years in public accounting.

         Mr. van Dijk has served as Vice President of Pricing since July 1992 and directs all pricing related activities. Prior to joining Trailer Bridge in 1991, Mr. van Dijk worked for Crowley Maritime Corporation, where he directed pricing for the Puerto Rico service. Mr. van Dijk's pricing related experience includes over 30 years with American Transport, U.S. Lines, Weyerhauser Shipping, Sea-Land and Holland America Lines.

                                 CODE OF ETHICS

         The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as well as to directors, officers and employees generally. The code of ethics is available on the Company's website at www.trailerbridge.com.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors has both an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. As described above, the Company is a controlled company, as defined by Nasdaq. Under Nasdaq rules, the Company is not required to have a nominating committee because the Estate of Malcom P. McLean, as the Company's majority stockholder, is entitled by law to elect the Company's Board of Directors. Given this control relationship, the Board of Directors has elected not to establish a formal nominating committee with its own charter. Instead, the Board of Directors makes nominations for election to the board, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq.

         The board of directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will consider written recommendations from shareholders for nominees for director. Shareholders wishing to submit names for consideration should submit the following to the Corporate Secretary, at the Company's address set forth on page 1 of this proxy statement:

         * Biographical information about the candidate and a statement about his or her qualifications;

         * Any other information required to be disclosed about the candidate under the Securities and Exchange Commission's proxy rules (including the candidate's written consent to being named in the proxy statement and to serve as a director, if nominated and elected);

         * The names and addresses of the shareholder(s) recommending the candidate for consideration and the number of shares of Trailer Bridge, Inc. common stock beneficially owned by each.

Stockholders should submit written recommendations in the time frame described under the caption "Stockholder Proposals and Communications with the Board of Directors" below.

         The board of directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will apply the same criteria to all candidates it considers including any candidates submitted by stockholders. These criteria include independence, personal integrity, leadership skills, strategic thinking, education, professional experience, professional reputation, willingness to make a time commitment, and breadth of knowledge about matters affecting Trailer Bridge and its industry. There are no stated minimum criteria for director nominees. Rather, the board of directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will look for skills and experience that will complement the board's existing make-up.

         The board of directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, evaluates incumbent directors to determine whether they should be nominated to stand for re-election, based on the types of criteria outlined above as well as the directors' contributions to the board during their current term. All nominees for 2004 are incumbent directors. When vacancies develop, the board of directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the board of directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, deems it appropriate, it may engage a third-party search firm. The board of directors, with the concurrence of those directors who qualify as independent directors, as defined by Nasdaq, will evaluate potential candidates based on their biographical information and qualifications and also may arrange personal interviews of qualified candidates by one or more board members, including independent members and senior management.

         During the year ended December 31, 2003, the Board of Directors met seven times times, the Audit Committee met four times, and the Compensation Committee met once. During 2003, all directors attended at least 75% of the meetings of the Board of Directors and of the committees thereof on which they served.

         The duties of the Audit Committee, which operates under a written charter adopted by the Board of Directors, are, among other things, to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company; and review the Company's annual audit plan. The Audit Committee is comprised of Allen L. Stevens, who acts as its Chairman, Nickel van Reesema, and Peter Shaerf, each of who is "independent" under Nasdaq rules.

         The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers; to exercise the authority of the Board of Directors concerning the Company's 1997 Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Stevens, van Reesema and Shaerf.

                  OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

         The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director or nominee for director of the Company, (ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers-- Summary Compensation Table," (iii) all directors, nominees and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock as of April 1, 2004. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted.

         Transportation Receivables, 1992 LLC, an affiliate of the Estate of Malcom P. McLean, owns 100% of the Company's Series A Convertible Preferred Stock (the "Series A Preferred"). The 19,550 shares of Series A Preferred are convertible into a total of 1,955,000 shares of Common Stock. Prior to conversion, the Series A Preferred votes together with the Common Stock (and not separately as a class unless required by Delaware law) and is entitled to a total of 694,416 votes. The shares of Common Stock issuable upon conversion of the Series A Preferred are included in the Estate's ownership in the table below in the column "Right to Acquire Common Stock." The votes attributable to the Series A Preferred are included in the Estate's ownership in the column "Voting Stock."

                                                                          Common
                                                                        Stock and                                    Percent of
                                                        Right to         Right to                                    Outstanding
                                     Outstanding         Acquire         Acquire                                       Voting
                                       Common            Common           Common                    Outstanding       Stock(3)
            Name(1)                     Stock             Stock           Stock       Percent(2)  Voting Stock(3)

Estate of Malcom P. McLean(4)(5)    4,945,500(6)     1,955,000(7)       6,900,500          58.8%    5,639,916(8)        53.8%

John D. McCown(4)((9)                 607,000          942,000(6)       1,549,000          15.8%      607,000            5.8%

Clara L. McLean                     1,334,500                -          1,334,500          13.6%    1,334,500           12.7%

Ralph W. Heim                          31,100          299,295(10)        330,395           3.3%       31,100            *

William G. Gotimer, Jr.                69,742          125,065(10)        194,807           2.0%       69,742            *

Mark A. Tanner                         15,100          128,065(10)        143,165           1.4%       15,100            *

J. Edward Morley                        5,400          123,065(10)        128,465           1.3%        5,400            *

Robert Van Dijk                         5,100          123,065(10)        128,165           1.3%        5,100            *

Artis E. James                         15,000            9,000(11)         24,000           *          15,000            *

Nickel van Reesema                          -            5,000(11)          5,000           *               -            -

Peter S. Shaerf                             -            5,000(11)          5,000           *               -            -

Allen L. Stevens                       81,600                -             81,600           *          81,600            *

F. Duffield Meyercord(4)(9)             2,000                -              2,000           *           2,000            *

Greggory Mendenhall(9)                  1,000                -              1,000           *           1,000            *

Malcom P. McLean, Jr. (9)               5,000                -              5,000           *           5,000            *

David A. Miskowiec                      5,100           63,618             68,718           *           5,100            *

All directors, nominees and         5,788,642        2,836,173(7)       8,624,815(7)       68.3%    6,483,058(8)        61.8%
executive officers as a group
(15 persons)(12)

--------------------------

*        Less than 1%.

(1) The address of each 5% owner is 10405 New Berlin Road E., Jacksonville, Florida 32226 unless shown otherwise shown in notes to the table.

(2) The percentages in this column have been computed in accordance with Rule 13d-3 under the Exchange Act. Therefore, the percentages assume the acquisition by the person shown (but not by anyone else) of shares issuable (a) upon conversion of Series A Preferred, in the case of the Estate of Malcom P. McLean, or (b) upon exercise of stock options that are presently exercisable or become exercisable within 60 days.

(3) This column shows the votes attributable to presently outstanding stock, including voting rights of the Series A Preferred, which votes together with the Common Stock.

(4) John D. McCown and F. Duffield Meyercord are co-executors under the will of Malcom P. McLean.

(5) The address of the Estate is c/o Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038.

(6) Includes 942,000 shares subject to immediately exercisable options granted by Malcom P. McLean to Mr. McCown in May 1997.

(7) Includes shares issuable upon conversion of the Series A Preferred held by an affiliate of the Estate of Malcom P. McLean.

(8) Includes 694,416 votes attributable to the Series A Preferred held by an affiliate of the Estate of Malcom P. McLean.

(9) Excludes 4,945,500 shares held by the Estate of Malcom P. McLean, of which Messrs. McCown and Meyercord are co-executors. Mr. Mendenhall's wife and Mr. McLean are residuary beneficiaries of the Estate. Also excludes 694,416 votes attributable to the Series A Preferred issued to an affiliate of the Estate of Malcom P. McLean and 1,955,000 shares of Common Stock issuable upon conversion of the Series A Preferred.

(10) Consists of options to acquire shares under the Company's Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.

(11) Consists of options to acquire shares under the Company's Non-Employee Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.

(12) Includes shares held directly or indirectly by the Estate of Malcom P. McLean, of which John D. McCown and F. Duffield Meyercord are co-executors.

         While the Company does not have a formal stock ownership policy for officers and directors, it encourages stock ownership as a means of aligning the interests of management and shareholders. As shown in the following table, officers and directors have purchased a total of 407,442 shares, and sold 4,100 shares in open market transactions, since the Company's initial public offering in July 1997.

                                       Shares Shares
              Year                        Purchased                  Sold
--------------------------------------------------------------------------------
              1997                            4,400                     ---
              1998                           64,402                     ---
              1999                           38,536                     ---
              2000                          149,654                     ---
              2001                           26,400                     ---
              2002                           87,800                   4,100
              2003                           32,450                     ---
            2004 YTD                          3,800                     ---
                                   ---------------------------------------------
             Totals                         407,442                   4,100
                                   =============================================

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2003 all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the years ended December 31, 2001; December 31, 2002 and December 31, 2003 paid or awarded to those persons who were, at December 31, 2003: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, including the Company's chief executive officer, the "Named Executive Officers").

                                           Annual Compensation
                                         -----------------------
                                                                                          Long-Term
                                                                     Other Annual       Compensation        All Other
          Name and                         Salary        Bonus       Compensation       Options/SARs       Compensation
     Principal Position          Year       ($)           ($)            ($)                (#)                ($)(1)
     ------------------          ----    ----------- ------------   -----------------  ----------------   --------------

John D. McCown                   2003     298,320         --             --                    --               881
Chairman of the Board and        2002     270,023         --             --                    --               887
CEO                              2001     262,500         --             --                    --               887

Ralph W. Heim                    2003     205,000         --             --                     0             6,658
President and                    2002     176,346         --             --                30,000             6,365
Chief Operating Officer          2001     165,000         --             --                     0             6,151

J. Edward Morley                 2003    137,500          --             --                     0             5,547
Vice President of                2002    120,873          --             --                25,000             2,339
Operations                       2001    112,070          --             --                     0             2,137

Robert Van Dijk                  2003    137,500          --             --                     0             5,547
Vice President of                2002    118,685          --             --                25,000             4,789
Pricing                          2001    108,724          --             --                     0             4,387

Mark A. Tanner                   2003    137,500          --             --                     0              5007
Vice President of                2002    118,212          --             --                25,000             4,321
Administration and Chief         2001    108,000          --             --                     0             3,959
Financial Officer

------------------------------

 (1) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan and excess group life insurance premiums respectively, as follows: In 2001 Mr. McCown, $0 and $887; Mr. Heim, $4,706 and $1,445; Mr. Morley, $1,657 and $480; Mr. van Dijk,
         $3,523 and $864; and Mr. Tanner, $3,501 and $458. In 2002 Mr. McCown,
         $0 and $560; Mr. Heim, $4,706 and $1,659; Mr. Morley, $1,350 and $989;
         Mr. van Dijk, $3,822 and $967; and Mr. Tanner, $3,501 and $514. In 2002
         Mr. Heim and Mr. Morley each received a $2,500 innovation award. In 2003 Mr. McCown, $0 and $881; Mr. Heim, $4,800 and $1,858; Mr. Morley,
         $4,386 and $1,161; Mr. van Dijk, $4,386 and $1,161; and Mr. Tanner,
         $4,386 and $621.

Option/SAR Grants In Last Fiscal Year

         There were no grants of stock options awarded during the year ended December 31, 2003, under the Company's Incentive Stock Plan.

Aggregated Option/SAR Exercises In Last Year and Year-End Option/SAR Values

         The following table provides information concerning options exercised under the Company's Incentive Stock Plan by the Named Executive Officers during the year ended December 31, 2003, and the value at December 31, 2003, of unexercised options under the Company's Incentive Stock Plan.

                                                                         Number of                 Value ($) of
                                                                        Unexercised            Unexercised In-the-
                                Shares                                   Options at              Money Options at
                               Acquired                              December 31, 2003          December 31, 2003
                                  On                                 -----------------          -----------------
                               Exercise             Value               Exercisable/               Exercisable/
          Name                   (#)            Realized ($)           Unexercisable              Unexercisable
          ----                   ---            ------------           -------------              -------------

John D. McCown                    0                   0                     0/0                        0/0
Ralph W. Heim                     0                   0               283,695/74,880             307,354/205,382
J. Edward Morley                  0                   0               113,265/40,160             137,731/109,661
Robert Van Dijk                   0                   0               113,265/40,160             137,731/109,661
Mark A. Tanner                    0                   0               118,265/40,160             137,731/109,661

Compensation of Directors

         Directors who are not employees of the Company or representatives of the Estate of Malcom P. McLean, receive an annual retainer of $5,000 and $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended by such director (if such committee meeting is held other than on the day of a Board meeting), plus reimbursement of expenses incurred in attending such meetings. Directors who are employees of the Company do not receive additional compensation for such services.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee consists of three independent members of the Board.

Board of Directors Compensation Committee Philosophy & Description of Compensation Programs

         The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

         The Company's executive compensation program has three components--base salary, annual incentives, and incentive stock plan options. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

         In reviewing base salaries of senior management for 2003 and salary compensation for 2004, including the salary of Mr. John D. McCown, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similarly-sized publicly held transportation companies; (ii) the lack of salary adjustments in recent years
(iii) the financial and operational performance of the Company in its market, the Company's liquidity as well as the role and contribution of the particular executive with respect to such performance and (iv) non-financial performance related to the individual executive's contributions.

         Base Salary: To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

         Annual Incentive: The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. Bonus compensation is based upon a point system that allocates an overall bonus based upon Company pre-tax income. The allocation of points under this system is based upon the subjective decision of the compensation committee. Points were allocated but no bonus was granted in 2003 under this plan.

         Incentive Stock Plan Options: The Company's Incentive Stock Plan Options serve to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. During 2003, no options were granted.

                             COMPENSATION COMMITTEE:

                                Allen L. Stevens
                                Peter S. Shaerf
                                Nickel van Reesema

Compensation Administration

         The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on an annual performance evaluation process.

Performance Graph

         The following line graph compares the Company's cumulative total stockholder return on its Common Stock since December 31, 1998, with the cumulative total return of the Nasdaq US Index and the S & P Truckers Index. These comparisons assume the investment of $100 on December 31, 1998 in each index and in the Company's Common Stock and the reinvestment of dividends. The Company has paid no dividends since its inception. There is no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company makes no predictions as to the future performance of its stock.

         [GRAPHIC OMITTED]


                          12/31/99    12/31/00    12/31/01   12/31/02   12/31/03

Trailer Bridge, Inc.        $81.63     $110.20      $86.86    $139.76    $360.42
Nasdaq US Index             185.43      111.83       88.76      61.37      91.75
S&P Truckers Index          103.67      111.74      156.13     181.12     227.60
(the "Peer Group")

                          REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(59)(A) of the Securities Exchange Act of 1934, is to oversee the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Audit Committee is comprised of Allen L. Stevens, Nickel van Reesema, and Peter S. Shaerf, each of who is "independent" under Nasdaq rules. All the committee members are "financially literate," and the Board of Directors has determined that Mr. Stevens, the committee chair, qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission and NASDAQ.

         For the year ended December 31, 2003 the Audit Committee:

         * dismissed the Company's independent public accountants Deloitte & Touche LLP, and retained BDO Seidman LLP as the Company's independent public accountants

         * reviewed and discussed the Company's fiscal 2003 financial statements with management and representatives of BDO Seidman, LLP, the Company's independent public accountants;

         * discussed with BDO Seidman, LLP the matters required to be discussed and received copies of material written communications between BDO Seidman LLP and management as required by Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X;

         * received the written disclosures and the letter from BDO Seidman, LLP and The GriggsGroup, P.A. as required by Independence Standards Board Standard No. 1; and

         *      discussed with BDO Seidman LLP its independence.

         Based on the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2003 be included in the Company's annual report on Form 10-K for the year 2003.

                                AUDIT COMMITTEE:

                                Allen L. Stevens
                                Peter S. Shaerf
                                Nickel van Reesema

         In March 2004 the Audit Committee Charter was amended to reflect changes in the Audit committee's responsibilities. A copy of the Audit Committee Charter, as amended is attached hereto as Exhibit A.

Principal Accounting Firm Fees

The following table provides information relating to the fees billed or to be billed to the Company for the years ending December 31, 2003 and 2002 by Deloitte & Touche LLP and BDO Seidman LLP:

                                        Audit           Audit-Related          Tax          All Other        Total
                                        Fees(c)(d)          Fees (b)         Fees (a)         Fees           Fees
                                        -------             ----             ----             ----           ----
Fiscal Year 2003

Deloitte & Touche LLP               $     36,651       $    11,000        $     -0-       $       -0-     $    47,651

BDO Seidman LLP                     $     99,900       $       -0-        $     -0-       $       -0-     $    99,900

Fiscal Year 2002

Deloitte & Touche LLP only          $    104,710       $     9,900        $  23,125       $       -0-     $   140,735

-----------------

         (a) Tax fees include those charged for tax advice, planning and compliance. The audit committee believes that the provision of these services is compatible with maintaining the principal accounting firm's independence.

         (b) Includes fees for the audit of the employee benefit plan and other non-audit services.

         (c) Approximately 68% of the total hours spent by the auditors in carrying out the audit of the Company's financial statements for the year ended December 31, 2003 were spent by the GriggsGroup, P.A., members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO Seidman, LLP.

        (d)       Includes reimbursement for out-of-pocket expenses.

                              CERTAIN TRANSACTIONS

         The Company charters two roll-on/roll-off barge vessels and the right to use a related ramp structure in San Juan, Puerto Rico from Kadampanattu Corp. ("K Corp."), which is wholly owned by the Estate of Malcom P. McLean, the Company's controlling stockholder. The Estate owns approximately 50.-% of the outstanding shares of the Company's Common Stock and an affiliate of the Estate owns 100% of the Series A Preferred Stock resulting in the Estate holding 53.-% of the voting stock of the Company. In addition, it owns 100% of the common stock of K Corp. John D. McCown, Chairman and Chief Executive Officer of the Company and F. Duffield Meyercord, a director, are co-executors of the Estate. Malcom P. McLean, Jr., also a director, and the wife of Greggory B. Mendenhall, also a director, are residuary beneficiaries of the Estate. John D. McCown and William G. Gotimer, Jr. are each directors and officers of Kadampanattu Corp.

         The Company has engaged and continues to engage in transactions with two affiliates - K Corp. and the Estate of Malcom P. McLean. Since inception, the Company has chartered its two ro/ro vessels from K Corp. under long term charters at a fixed daily price. The charters currently provide for a per vessel payment to K Corp. of $10,050 per day and also require the Company to maintain and repair the vessels and ramp. The charters expire at September 1, 2010. Upon the expiration of the charters, the Company has the option to extend the charters for an additional eight years at $11,000 per day per vessel, or may purchase the vessels at their then fair market value. Total expense under these charters from K Corp. was $7.3 million in 2003. The charter payments were increased from $5,000 per day per vessel in 1996 following completion of the mid-body expansion.

         At various times during the Company's existence the Company has borrowed funds from K Corp. on an unsecured basis, deferred charterhire or had charterhire forgiven by K Corp. During 2002, Kadampanattu Corp. converted $24.0 million of indebtedness of the Company, arising from both charter deferrals, including $1.1 million due under the charters in the first and second quarters of 2003, and advanced funds, to non-convertible Series B Preferred Stock. Beginning April 1, 2003, cumulative preferential dividends accrue on the purchase price of the Series B Preferred Stock at a rate equal to 90-day LIBOR plus 350 basis points. Starting in 2004, the dividend rate increases 25 basis points per quarter up to a maximum dividend rate of 90-day LIBOR plus 650 basis points. The note that the Series B Preferred Stock was exchanged for was non-interested bearing until it was due and provided for interest on overdue amounts at a rate of 90 day Libor plus two and one-half percent. The Company's Audit Committee and the Company's full board of directors approved this conversion. At December 31, 2003, there was an outstanding payable to K Corp of $1 million. Repayment of this amount is scheduled to begin in January 2005. The Company does not anticipate any unsecured borrowings or charter hire forgiveness from K Corp. through the remainder of calendar 2004 but may utilize deferrals similar to those granted in 2003 and previous years.

         During the first quarter of 2002, the Company entered in to a Loan and Security Agreement with the Estate of Malcom P. McLean under which the Company borrowed $3.0 million. The loan was secured primarily by unencumbered trailer equipment. During the quarter ended June 30, 2002 the Company borrowed $5.0 million from an affiliate, Transportation Receivables 1992, LLC secured primarily by the same trailer equipment. The proceeds of this borrowing were used to repay $3.0 million borrowed in the first quarter of 2002 described above and to provide $2.0 million in working capital. This loan is due to be repaid in May 2007. In addition the same affiliate purchased Series A Preferred Stock for $2.0 million. The Series A Preferred Stock, which has a liquidation preference of $2.0 million, does not bear preferential dividends but participates with the common stock on an as-converted basis in any common dividends. Shares of Series A Preferred Stock are convertible into common stock at a price of $1.022330179 per common share, which was a 23.3% discount of the 30 day average closing price as of March 28, 2002 of $1.33. Except where class voting is required by law, the Series A Preferred Stock votes together with the common stock as a single class, with each share of Series A Preferred Stock entitled to 35.52 votes per share. Each share of Series A Preferred Stock is convertible into 100 shares of common stock. The Estate of Malcom P. McLean is the sole member of Transportation Receivables 1992, LLC. The Company's Audit Committee and the Company's full board of directors, based upon a fairness opinion from an independent entity, approved all transactions with Transportation Receivables 1992, LLC.

         During the first quarter of 2004, one of the Company's idle vessels was chartered to a company in which Mr. van Reesema, a director of the Company, has a 50% interest. The Company has received $84,000 in revenue to date under that charter.

         The Company will continue a policy that any transactions with affiliated persons or entities will be on terms no less favorable to the Company than those that could have been obtained on an arms-length basis from unaffiliated third parties.

                                    AUDITORS

         The Audit Committee has selected BDO Seidman LLP as the independent accountant of the Company. Representatives of BDO Seidman LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

         In 2004 the Company dismissed Deloitte & Touche LLP as its independent accountants. The decision to dismiss Deloitte & Touche LLP was recommended and approved by the Company's Audit Committee.

         The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2002 and 2001 contained going concern qualifications but did not otherwise contain any adverse opinion or disclaimer of opinion, nor were they otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the two fiscal years ended December 31, 2002 and 2001, and the subsequent period through the date that Deloitte & Touche LLP was dismissed, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its report.

         None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2002 and 2001 or within the subsequent interim period through the date that Deloitte & Touche LLP was dismissed, except for the following:

         Prior to the Company's dismissal of Deloitte & Touche LLP, the Company had advised Deloitte & Touche LLP of its intention to restate the December 31, 2002 balance sheet to reclassify the borrowings under its revolving line of credit, which were previously reported as long-term debt, as current liabilities in accordance with Emerging Issues Task Force No. 95-22. The Company advised Deloitte & Touche LLP of its intention to restate the December 31, 2002 balance sheet in filing its Form 10-K for the year ended December 31, 2003. Because the underlying credit agreement was scheduled to mature in January 2004, such borrowings were classified as current in the interim financial statements included in the Company's quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2003; June 30, 2003; and September 30, 2003.

         Deloitte & Touche LLP concurred with the Company's proposal regarding the treatment of the revolving line of credit prior to Deloitte & Touche LLP's dismissal. The Company's audit committee did not discuss this matter with Deloitte & Touche LLP. The Company authorized Deloitte & Touche LLP to respond fully to inquiries of the Company's successor accountant, BDO Seidman LLP, concerning this matter.
                           PROXY SOLICITATION EXPENSE

         The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

                    STOCKHOLDER PROPOSALS AND COMMUNICATIONS
                           WITH THE BOARD OF DIRECTORS

         Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 22, 2004, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of stockholders. The persons named in proxies solicited by the Company's Board of Directors for the next annual meeting may exercise discretionary voting power with respect to any shareholder proposal which is not required to be included in the Company's proxy statement and which is received later than March 7, 2005.

         Stockholders who wish to communicate with the Company's Board of Directors or with a particular director should send a letter to the Company's General Counsel, Trailer Bridge, Inc., 157 E. 57th Street, Suite 19D, New York, NY 10022. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." The letter should identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or one or more specified individual directors. The General Counsel will make copies of each such letter and circulate it to the appropriate director or directors.

                                  OTHER MATTERS

         The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.



         Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                                        By order of the Board of Directors,

                                        WILLIAM G. GOTIMER, JR.
                                        Executive Vice President,
                                        General Counsel and Secretary
Jacksonville, Florida
May 3, 2004

                                                                       Exhibit A
                            Audit Committee Charter

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Trailer Bridge, Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee is responsible for oversight of the quality and integrity of the accounting, auditing, internal control, and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

The membership of the Committee shall consist of at least three directors who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Without limiting the foregoing, each member:

         must not have any relationship that disqualifies such person from being deemed independent under Nasdaq Rule 4200(a)(15), and must qualify as independent under Rule 10A-3, as amended, of the Securities and Exchange Commission.

In addition, no member shall have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the preceding three years. Each member must be able to read and understand fundamental financial statements, and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, as required by Nasdaq Rule 4350(d)(2)(A). No audit committee member may directly or indirectly receive any compensation from the Company or any of its subsidiaries other than fees for serving on their boards of directors and their committees.

The Committee shall maintain free and open communication with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control, or financial reporting practices brought to its attention, with full access to all Company books, records, facilities, and personnel. The Committee may retain outside counsel, auditors or other advisors. The Committee is authorized to incur costs, which the Company shall pay, (1) to compensate the independent auditors for the audit and permissible non-audit services authorized by the audit committee, (2) to compensate independent counsel and other advisors engaged by the audit committee, and (3) to pay ordinary administrative costs necessary or appropriate in carrying out the Committee's responsibilities.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CFO, the lead independent audit partner, and the director of internal audit.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The independent auditors shall report directly to the audit committee, as representatives of the Company's stockholders. The Committee shall be responsible for:

     o Appointing, compensating and overseeing the independent auditors, including resolving disagreements between the independent auditors and management regarding financial reporting, discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     o Evaluating the performance of the independent auditors and, where appropriate, replacing such auditors.

     o Pre-approving (1) all audit services, and (2) all non-audit services by the independent auditors that are permitted by Section 201 of the Sarbanes-Oxley Act, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

     o Establishing procedures for the receipt, retention and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns about questionable accounting or auditing matters.

     o Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number
         1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take appropriate actions to oversee and satisfy itself as to the auditors' independence.

     o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

     o Annually issuing a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     o Through the Committee chair, discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors.

     o Through the Committee chair, overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget, and staffing.

     o Through the Committee chair, discussing with management, the internal auditors, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     o Through the Committee chair, discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements and any material reports or inquiries from regulatory or governmental agencies.

     o   Reviewing and approving related party transactions.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                               - DETACH HERE -                            ZTBIC2



                                      PROXY


                              TRAILER BRIDGE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




     The undersigned, revoking all previous proxies, hereby appoints JOHN D. MCCOWN and WILLIAM G. GOTIMER, JR., and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at the office of the Company, 10405 New Berlin Road East, Jacksonville, Florida 32226, on Wednesday, May 26, 2004 at 10:00 A.M., and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.


SEE REVERSE                                                          SEE REVERSE
   SIDE       IMPORTANT - TO BE SIGNED DATED ON THE REVERSE SIDE        SIDE

TRAILER BRIDGE, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694 EDISON, NJ 08818-8694













          - DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL -
                                                                          ZTBIC2

|X|  Please mark                                                            #TBI
     votes as in
     this example.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.


1. To elect nine Directors:

   Nominees:   (01) William G. Gotimer, Jr., (02) Artis E. James, (03) John D.
               McCown, (04) Malcom P. McLean, Jr., (05) Greggory B. Mendenhall,
               (06) F. Duffield Meyercord, (07) Peter S. Shaerf, (08) Allen L.
               Stevens and (09) Nickel van Reesema


        FOR  [ ]       [ ]  WITHHELD

  [ ]  ______________________________________
       For all nominees except as noted above

                                        MARK HERE FOR ADDRESS CHANGE AND NOTE
                                        AT LEFT            [ ]

                                        Please sign your name(s) exactly as it
                                        appears hereon. If signing as Attorney
                                        or for estates, trusts or corporations,
                                        title or capacity should be indicated.
                                        PLEASE RETURN THIS PROXY PROMPTLY.



Signature: _____________ Date: _________  Signature: ___________ Date: _________

                                                                          ZTBIC2

                            Series A Preferred Stock

                                      PROXY


                              TRAILER BRIDGE, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




     The undersigned, revoking all previous proxies, hereby appoints JOHN D. MCCOWN and WILLIAM G. GOTIMER, JR., and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of shareholders of TRAILER BRIDGE, INC. to be held at the office of the Company, 10405 New Berlin Road East, Jacksonville, Florida 32226, on Wednesday, May 26, 2004 at 10:00 A.M., and at any adjournment thereof, on and with respect to the Series A Preferred Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.




|X|      Please mark                                                        #TBI
         votes as in
         this example.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

1. To elect nine Directors:

   Nominees:   (01) William G. Gotimer, Jr., (02) Artis E. James, (03) John D.
               McCown, (04) Malcom P. McLean, Jr., (05) Greggory B. Mendenhall,
               (06) F. Duffield Meyercord, (07) Peter S. Shaerf, (08) Allen L.
               Stevens and (09) Nickel van Reesema


        FOR  [ ]       [ ]  WITHHELD

  [ ]  ______________________________________
       For all nominees except as noted above

                                        MARK HERE FOR ADDRESS CHANGE AND NOTE
                                        AT LEFT            [ ]

                                        Please sign your name(s) exactly as it
                                        appears hereon. If signing as Attorney
                                        or for estates, trusts or corporations,
                                        title or capacity should be indicated.
                                        PLEASE RETURN THIS PROXY PROMPTLY.



Signature: _____________ Date: _________  Signature: ___________ Date: _________